SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):  November 2, 2004
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                           WESTSIDE ENERGY CORPORATION
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             (Exact name of registrant as specified in its Charter)

   Nevada                          0-49837                     88-0349241
(State or other                (Commission File               (IRS Employer
jurisdiction of Incorporation)      Number)               Identification Number)


2100 West Loop South, Suite 900, Houston, Texas               77027
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(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number,
including area code:   713/248-5981
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          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule
14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

            On November 2, 2004, Westside Energy Corporation (the "Company") completed the private placement of an aggregate of 10 million shares of its common stock, $.01 par value, at a price of $2.00 per share. The cash offering resulted in $20 million in gross proceeds and approximately $18.5 million in net proceeds to the Company after deducting placement-related costs. The shares were issued to a total of 48 investors, all of whom are accredited.

            The Company's placement agent received a placement fee in the amount of $1,400,000, and was granted a five-year warrant (the "Placement Agent's Warrant") to purchase 300,000 shares of common stock at a purchase price of $2.00 per share.

         The issuances of the common stock and the Placement Agent's Warrant are claimed to be exempt, and the issuance of the common stock underlying the Placement Agent's Warrant will be claimed to be exempt, pursuant to Rule 506 of Regulation D under the Securities Act of 1933 (the "Act"). No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Act.

            The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

            Pursuant to Rule 135c of the Act, our press release with respect to this private placement is being filed as an exhibit to this Report.

         Also, in connection with the closing of the private placement, a holder of a short-term convertible promissory note having a principal balance of $300,000 converted the principal balance of the promissory note into 150,000 shares of the Company's common stock, $.01 par value. This issuance of shares is claimed to be exempt pursuant to Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to one accredited investor, and subsequent transfers were restricted in accordance with the requirements of the Act.


Item 8.01 Other Events.

            On November 2, 2004, with the proceeds from the private placement described in Item 3.02 above, the Company paid off indebtedness in the aggregate original principal amount of $810,000 plus an additional amount of approximately $30,657.53 for interest thereon. All of this indebtedness was either owed directly to members of the Company's management or owed to entities controlled by members of the Company's management. Some of this indebtedness was secured by all of the Company's assets, including the Company's current oil and gas interests as well as all such interests to be acquired in the future. In connection with the payment of this indebtedness, the liens on the Company's assets were released. As a result of this release and the contemporaneous satisfaction (through the issuance of stock) of the remaining $300,000 owed by the Company on a short-term convertible promissory note, the Company does not now have any secured indebtedness or any indebtedness on any promissory note. The Company expects that, if its plan of operation progresses in accordance with its terms, the Company will in the future seek third party debt financing to further such plan.

            In addition, effective October 25, 2004, the Company changed its transfer agent and registrar. The following is the name and contact information regarding the Company's new transfer agent:

                                  Registrar and Transfer Company
                                  10 Commerce Dr.
                                  Cranford, NJ 07016-3572
                                  Telephone: 800/456-0596
                                  Fax: 908/497-2313

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number                 Exhibit Title

99.1                   Press release dated November 8, 2004.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WESTSIDE ENERGY CORPORATION
                                                     (Registrant)

Date: November 8, 2004                      By:  /s/ Jimmy D. Wright
                                                --------------------
                                            Jimmy D. Wright,
                                            Chief Executive Officer